UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

UBL INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of other jurisdiction of incorporation)

27-1077850
I.R.S. Employer Identification Number

6701 Carmel Road, Suite 202
Charlotte, NC 28226
(Address of Principal Executive Office) (Zip Code)

704-930-0297
(Registrant’s Telephone Number)

Copies to:
Marc Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
NY, NY 10006
(212)930-9700

Securities to be registered under Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	each class is to be registered
None	None

Securities to be registered under Section 12(g) of the Act:

Common stock, par value $0. 01 per share
(Title of class)	None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANTORY NOTE

This Amendment No. 4 to the Registration Statement on Form 10 (File No. 000-54955) of UBL Interactive, Inc. is being filed solely to provide a complete copy of Exhibit 10.18 to includeAmendment No. 3 to the Data Contribution and Service Agreement dated as of August 11, 2018.  This Amendment No. 4 consists solely of the facing page, this explanatory note and Exhibit 10.18 of Item 15.  This filing does not modify any provision of the Registration Statement except as specifically noted herein.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UBL INTERACTIVE, INC.

By:	/s/ Doyal Bryant
Name:	Doyal Bryant
Title:	Chief Executive Officer

Date: December 4, 2013